ki

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Phathom Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Phathom Pharmaceuticals, Inc. The annual meeting will be held on May 19, 2026 at 9:00 a.m., Eastern Time. We will hold our annual meeting solely online via the Internet through a live webcast. We have opted to use a virtual format for ease of stockholder access and participation. Using online stockholder tools, stockholders may vote and submit questions online during the meeting by following the instructions in the accompanying materials. The matters to be considered by stockholders at the annual meeting are also described in the accompanying materials.

It is important that you be represented at the annual meeting regardless of the number of shares you own. Whether or not you plan to attend the meeting online, we urge you to vote as soon as possible. You may vote by marking, signing and dating your proxy card and returning it in the envelope provided. Alternatively, you may vote over the Internet or by telephone. Voting over the Internet, by telephone or by written proxy will not prevent you from voting by attending online but will ensure that your vote is counted if you are unable to attend. Please review the instructions on the proxy card regarding each of these voting options.

Your continued support of and interest in Phathom Pharmaceuticals, Inc. are sincerely appreciated.

Sincerely,

Steven Basta
President, Chief Executive Officer and Director

i

100 Campus Drive, Suite 102

Florham Park, NJ 07932

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

DATE & TIME:	May 19, 2026 at 9:00 a.m., Eastern Time.
PLACE:

This year’s Annual Meeting will be a virtual meeting, which will be conducted only via live webcast. Stockholders will only be able to participate in the Annual Meeting online, vote shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PHAT2026. Instructions on how to attend the Annual Meeting online and vote shares are described in the accompanying Proxy Statement.

ITEMS OF BUSINESS:

(1) To elect three directors to serve as Class I directors for a three-year term to expire at the 2029 annual meeting of stockholders; (2) To ratify the appointment of Ernst & Young LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; (3) To approve the compensation of the named executive officers on a non-binding advisory basis (“say-on-pay”); and (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	You are entitled to vote at the annual meeting or any adjournment of that meeting only if you were a stockholder at the close of business on March 23, 2026.
VOTING BY PROXY:

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the information in the proxy statement and the instructions on the proxy card.

STOCKHOLDER LIST:

A list of such stockholders will be available for inspection by any stockholder during the period from two business days after the date hereof through the Annual Meeting at http://www.virtualshareholdermeeting.com/PHAT2026.

BY ORDER OF THE BOARD OF DIRECTORS,

Steven Basta
President, Chief Executive Officer and Director

Florham Park, New Jersey

April 7, 2026

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING ELECTRONICALLY DURING THE ANNUAL MEETING IF YOU CHOOSE TO DO SO.

ii

iii

100 Campus Drive, Suite 102

Florham Park, NJ 07932

PROXY STATEMENT FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 19, 2026

The board of directors of Phathom Pharmaceuticals, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders, including at any adjournments or postponements of the meeting, to be held virtually at www.virtualshareholdermeeting.com/PHAT2026, on May 19, 2026 at 9:00 a.m., Eastern Time.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on May 19, 2026:

This proxy statement and our Annual Report on Form 10-K are available electronically at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have prepared these proxy materials, including this proxy statement and the related proxy card, because our board of directors is soliciting your proxy to vote at the 2026 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply submit your proxy via the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials or, if you elected to receive printed copies of the proxy materials, you may submit your proxy via telephone or by completing, signing and returning the enclosed proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules of the Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders with instructions on how to access the proxy materials over the Internet or request a printed copy of the materials, and for voting over the Internet.

Stockholders may follow the instructions in the Notice of Internet Availability of Proxy Materials to elect to receive future proxy materials in print by mail or electronically by email. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

We intend to mail the Notice of Internet Availability of Proxy Materials on or before April 7, 2026, to all stockholders of record entitled to vote at the annual meeting. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

Why are you holding a virtual meeting instead of a physical meeting?

We have held a virtual meeting for several years in order to provide expanded access, improved communication and cost savings for our company and our stockholders. We believe that hosting a virtual meeting will enable more of our stockholders to have the opportunity to attend and participate in the meeting because our stockholders can participate from any location around the world with Internet access, if they so choose.

What if I have trouble accessing the Annual Meeting virtually?

The virtual meeting platform is fully supported across most Internet browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it.

Only stockholders of record at the close of business on the record date for the 2026 annual meeting, March 23, 2026, are entitled to vote at the annual meeting. At the close of business on this record date, there were 79,430,117 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote your shares by proxy via the Internet by visiting www.proxyvote.com, by telephone or by mail. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). Whether or not you plan to participate in the virtual annual meeting, we encourage you to vote by proxy via the Internet, by telephone or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the virtual annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting, but you will need the 16-digit control number provided on the voting instructions that accompanied your proxy materials from your broker, bank or other agent.

What am I voting on?

There are three proposals scheduled for a vote:

Proposal 1: To elect three directors to serve as Class I directors for a three-year term.

Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2026.

Proposal 3: To approve the compensation of the named executive officers on a non-binding advisory basis (“say-on-pay”).

How many votes do I have?

Each share of our common stock that you own as of March 23, 2026, entitles you to one vote.

How do I vote?

With respect to the election of directors, you may either vote “For” all of the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting. With respect to the say-on-pay non-binding advisory vote on the compensation of the named executive officers, you may vote “For” or “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy prior to the virtual annual meeting to ensure that your vote is counted.

•
Via the Internet: You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2026.
•
By Telephone: If you request printed copies of the proxy materials by mail, you may vote using a touch-tone telephone by calling (800) 690-6903, 24 hours a day, seven days a week. Have your proxy card available when you call and use the 16-digit control number shown on your Notice of Internet Availability or your proxy card (if applicable). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 18, 2026.
•
By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.
•
At the Virtual Annual Meeting: You may still attend the virtual annual meeting and vote during the meeting even if you have already voted by proxy. To vote during the meeting visit www.virtualshareholdermeeting.com/PHAT2026 on the day of the meeting; you will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable).

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

•
By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.
•
By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.
•
At the Virtual Annual Meeting: To vote at the virtual annual meeting, visit www.virtualshareholdermeeting.com/PHAT2026 on the day of the meeting; you will need the 16-digit control number provided on the voting instructions that accompanied your proxy materials from your broker, bank or other agent. If you do not have a 16-digit control number, you will be able to join the virtual annual meeting as a “guest,” but will not be able to vote or ask questions at the meeting.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•
you may send in another signed proxy with a later date,
•
you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted), or
•
you may notify our corporate secretary, at 100 Campus Drive, Suite 102, Florham Park, New Jersey 07932, in writing before the annual meeting that you have revoked your proxy, after which you are entitled to submit a new proxy or vote during the virtual annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person (virtually) or by proxy, of holders representing a majority of our outstanding common stock as of March 23, 2026, or approximately 39,715,059 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withhold” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Proposal 3: To approve the compensation of the named executive officers on a non-binding advisory basis ("say-on-pay"). The approval of the compensation of the named executive officers on a non-binding advisory basis must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the annual meeting in accordance with the Board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?

Shares of common stock held by persons attending the virtual annual meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, or whether our stockholders have approved the compensation of the named executive officers on a non-binding advisory basis. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. The election of directors and the vote to approve the compensation of the named executive officers on a non-binding, advisory basis are considered non-routine matters and therefore broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•
“For” each of the nominees for election as director;
•
“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•
“For” the approval of the compensation of the named executive officers on a non-binding advisory basis.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will not pay our directors, officers and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2025 that we filed with the SEC on February 26, 2026, or the 2025 Form 10-K, we will send you one without charge. Please write to:

Phathom Pharmaceuticals, Inc.

100 Campus Drive, Suite 102

Florham Park, NJ 07932

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors & Media—Financials & Filings—SEC Filings” section of our website at www.phathompharma.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. The composition of our board of directors is as follows: Class I consists of Steven Basta, Theodore R. Schroeder and Mark Stenhouse; Class II consists of Michael F. Cola, Frank Karbe and Asit Parikh, M.D., Ph.D.; and Class III consists of Heidi Kunz and James Topper, M.D., Ph.D.

At this meeting, three nominees for director are to be elected as Class I directors for a three-year term expiring at our 2029 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Steven Basta, Theodore R. Schroeder and Mark Stenhouse. The Class II directors have one year remaining on their terms of office and the Class III directors have two years remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Basta, Mr. Schroeder and Mr. Stenhouse, or if any of Mr. Basta, Mr. Schroeder and Mr. Stenhouse is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Mr. Basta, Mr. Schroeder and Mr. Stenhouse are each currently a member of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Members of the Board with a

Term Expiring at the 2026 Annual Meeting of Stockholders and

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2029 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Steven Basta	60	President, Chief Executive Officer and Director
Theodore R. Schroeder	71	Director
Mark Stenhouse	59	Director

Steven Basta has served as a member of our board of directors since April 2025. On April 1, 2025, Mr. Basta succeeded Terrie Curran as President and Chief Executive Officer. Mr. Basta previously served as the Chief Executive Officer of SaNOtize Research and Development Corp., a company that develops and commercializes anti-infective therapies, from September 2023 until March 2025. From December 2020 until October 2022, Mr. Basta served as the Chief Executive Officer of Mahana Therapeutics, a privately held prescription digital therapeutic company. From September 2015 to March 2020, Mr. Basta served as President and Chief Executive Officer of Menlo Therapeutics, Inc. (which later became VYNE Therapeutics, Inc.), a publicly-traded biopharmaceutical company. He previously served as Chief Executive Officer of AlterG and BioForm Medical and its successor Merz Aesthetics. Mr. Basta has served as a director of VYNE Therapeutics since September 2015 and served as a director of the publicly held company Viveve Medical from 2018 until March 2023, including as Chairman of the Board beginning in January 2019. He has served as a director of DermBiont, Inc., a privately held pharmaceutical company, since March 2020. Mr. Basta received a B.A. from The Johns Hopkins University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. Mr. Basta’s role as Chief Executive Officer and his extensive executive and board experience in the biopharmaceutical industry contributed to our board of directors’ conclusion that he should serve as a director of our company.

Theodore R. Schroeder has served on our board since April 2025. Mr. Schroeder served as Chief Executive Officer of Nabriva Therapeutics from July 2018 to January 2023 and as a director until March 2025, following Nabriva’s acquisition of Zavante Therapeutics, where he served as co-founder, President, and Chief Executive Officer from June 2015 until July 2018. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, in May 2004 and served as its President and Chief Executive Officer, and a member of the board of directors, until its acquisition in March 2014 by Mallinckrodt plc, a publicly-traded global biopharmaceutical company. Earlier in his career, he held senior leadership roles at Elan Pharmaceuticals, Dura Pharmaceuticals, and Bristol-Myers Squibb. Mr. Schroeder served as a director of Cidara Therapeutics, a publicly-traded biopharmaceuticals company, from April 2014 until its acquisition by Merck in January 2026 and previously served as a director of several public life sciences companies, including Otonomy, Inc. from August 2015 until January 2023 and Collegium Pharmaceutical from January 2016 until May 2021, as well several other public and private life sciences companies including Hyperion Therapeutics, Incline Therapeutics, and Trius Therapeutics. He is also a former Chairman of Biocom California and the Antimicrobials Working Group. In 2014, he was named EY Entrepreneur of the Year for the San Diego region and was recognized as a national finalist. He holds a B.S. in Management from Rutgers University. Mr. Schroeder’s extensive executive and board experience in the biopharmaceutical industry experience as well as his leadership in the broader industry contributed to our board of directors’ conclusion that he should serve as a director of our company.

Mark Stenhouse has served on our board of directors since March 2020. Mr. Stenhouse served as the Chief Operating Officer of Prometheus Biosciences from March 2021 until its sale to Merck in June 2023, and served as General Manager, Screening Business Unit at Exact Sciences Corporation, a biotechnology company, from April 2018 to January 2021. From October 2016 until March 2018, Mr. Stenhouse served as Vice President, U.S. Immunology of AbbVie, Inc., a biopharmaceutical company, where he oversaw U.S. expansion into the immunology marketplace. From April 2010 until September 2016, Mr. Stenhouse served as Vice President and Vice President/General Manager, U.S. Immunology—Gastroenterology Franchise at AbbVie. From September 2006 through March 2010, Mr. Stenhouse held various senior management, marketing and sales positions within Abbott Laboratories’ U.S. Immunology division. Mr. Stenhouse earned a bachelor’s degree in business administration from the College of Charleston. Mr. Stenhouse’s executive experience in the biopharmaceutical industry and knowledge of our business contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2027 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Michael F. Cola	66	Director
Frank Karbe	57	Director
Asit Parikh, M.D., Ph.D.	54	Director

Michael F. Cola has served as a member of our board of directors since September 2019, and as Chairman of our Board since February 2022. In February 2026, Mr. Cola was appointed to serve as Chief Executive Officer of Helus Pharma, the commercial operating name of Cybin Inc., a clinical stage pharmaceutical company. Mr. Cola served as Chief Executive Officer of Avalo Therapeutics (formerly, Cerecor Inc.) from its acquisition of Aevi Genomic Medicine, Inc. in February 2020 until February 2022. Prior to the acquisition, Mr. Cola had served as Chief Executive Officer and President of Aevi Genomic Medicine, Inc. since September 2013. Mr. Cola served as President of Shire plc’s Specialty Pharmaceuticals business from 2007 until April 2012. Mr. Cola joined Shire in July 2005 as Executive Vice President for Global Therapeutic Business Units and Portfolio Management prior to being named President of the Specialty Pharmaceuticals business. Prior to joining Shire, Mr. Cola spent more than five years at Safeguard Scientifics, where he served as President of the Life Sciences Group. As part of his role with

Safeguard Scientifics, Mr. Cola served as Chairman and CEO of Clarient, a cancer diagnostics company, and chairman of Laureate Pharma, a full-service contract manufacturing organization serving research-based biologics companies. Prior to joining Safeguard Scientifics, Mr. Cola held senior positions of increasing responsibility in product development and commercialization at AstraMerck, and later with AstraZeneca. Mr. Cola previously served on the board of directors of Sage Therapeutics, Inc. from September 2014 to July 2025. Mr. Cola received his Bachelor of Arts degree in biology and physics from Ursinus College and his Master of Science degree in biomedical science from Drexel University. Mr. Cola’s executive experience in the biopharmaceutical industry, knowledge of our business and service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Frank Karbe joined our board of directors in April 2022. Mr. Karbe has over twenty-five years of financial and life-sciences expertise and served as Chief Financial Officer of Cidara Therapeutics from February 2025 to January 2026 when Cidara was acquired by Merck & Co., Inc. Mr. Karbe was appointed Chief Executive Officer and a director of Better Therapeutics, Inc. from June 2022 to March 2024. Previously, Mr. Karbe served as the Principal Financial and Accounting Officer of Myovant Sciences, Inc. from September 2016 to August 2021. Mr. Karbe was appointed as Myovant’s Chief Financial Officer in April 2017 and was subsequently appointed as President and Chief Financial Officer in February 2020. From September 2014 to July 2016, Mr. Karbe served as President of The Color Run, a global mass participation events platform. From January 2004 to June 2014, Mr. Karbe was the Executive Vice President and Chief Financial Officer of Exelixis, Inc., a biotechnology company. Prior to joining Exelixis in 2004, Mr. Karbe worked as an investment banker for Goldman Sachs & Co., where he served most recently as Vice President in the healthcare group advising clients on corporate finance and mergers and acquisitions. Prior to joining Goldman Sachs in 1997, Mr. Karbe held various positions in the finance department of The Royal Dutch/Shell Group in Europe. Mr. Karbe served as a director of Aduro Biotech, Inc. from April 2019 to October 2020 when Aduro Biotech was merged with Chinook Therapeutics, Inc. Mr. Karbe also served as a director of Arbutus Biopharma Corporation from 2010 to 2018. Mr. Karbe received his Diplom Kaufmann from the WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany. Mr. Karbe’s extensive experience as a chief financial and accounting officer and service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Asit Parikh, M.D., Ph.D. joined our board of directors in December 2019. Dr. Parikh has served as the Chief Executive Officer and a director of MOMA Therapeutics since April 2021. From October 2014 through March 2021, Dr. Parikh served as the Senior Vice President and head of the Gastrointestinal Therapeutic Area Unit at Takeda Pharmaceuticals. Prior to that, Dr. Parikh served in various positions at Takeda since 2006. Dr. Parikh received a bachelor’s degree in Biochemistry and Molecular Biology from Northwestern University and an M.D. and Ph.D. in Biochemistry and Molecular Biology from Vanderbilt University School of Medicine. He completed his internal medicine residency at the University of Pennsylvania and completed specialty training in gastroenterology at the Massachusetts General Hospital. He also completed postdoctoral work in cancer biology at Massachusetts Institute of Technology. Dr. Parikh’s extensive knowledge of our business and prior oversight of the Takeda team bringing vonoprazan to the Japanese market in seven indications contributed to our board of directors’ conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2028 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Phathom Pharmaceuticals, Inc.
Heidi Kunz	71	Director
James Topper, M.D., Ph.D.	64	Director

Heidi Kunz has served as a member of our board of directors since September 2019. Ms. Kunz served as Executive Vice President and Chief Financial Officer of Blue Shield of California from September 2003 until her retirement in December 2012. Prior to joining Blue Shield of California, she served as Executive Vice President and Chief Financial Officer of Gap, Inc. from 1999 to January 2003. From 1995 to 1999, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. She has also held senior financial management positions at General Motors Corporation, including Vice President and Treasurer during her 16-year tenure from 1979 to 1995. Ms. Kunz served as a director of Agilent Technologies Inc., from December 2000 to May 2025, a global scientific instrument manufacturing and clinical diagnostics company, and previously served as a director of Icosavax, Inc., a public biotechnology company, until its acquisition by AstraZeneca in February 2024, and as a director of Avanos Medical, Inc., a public medical device company and Financial Engines, Inc., an investment advisement company. Ms. Kunz received an MBA in Finance and Accounting from Columbia Business School and a bachelor’s degree in Russian Language from Georgetown University. Ms. Kunz’s extensive experience as a chief financial officer and service as a director of other public companies contributed to our board of directors’ conclusion that she should serve as a director of our company.

James Topper, M.D., Ph.D. has served as a member of our board of directors since September 2022 and he previously served as a member of our board of directors from January 2018 to May 2021. Since 2005, Dr. Topper has also served as the Managing General Partner at Frazier Life Sciences, or Frazier, a venture capital firm, with whom he served as a Partner from 2003 to 2005. Prior to that, from 2002 to 2003, Dr. Topper served as head of the Cardiovascular Research and Development Division at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Topper has served as a member of the board of directors of the publicly traded company NewAmsterdam Pharma B.V., a biotechnology company, since November 2022. Dr. Topper previously served as a member of the board of directors of the following publicly traded companies: Alpine lmmune Sciences, Inc., a biotechnology company, from June 2016 to May 2024 and AnaptsyBio, Inc., a biotechnology company, from November 2007 to September 2023. Dr. Topper received a B.S. in Biology from the University of Michigan and an M.D. and a Ph.D. in Biophysics from the Stanford University School of Medicine. He did his postgraduate training in internal medicine and cardiovascular disease at the Brigham and Women’s Hospital in Boston and was board certified in both disciplines. Dr. Topper’s extensive service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

Director Independence

Our board of directors currently consists of eight members. Our board of directors has determined that seven of those members, Mr. Cola, Mr. Karbe, Ms. Kunz, Dr. Parikh, Mr. Schroeder, Mr. Stenhouse and Dr. Topper, are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently led by its chairperson, Mr. Cola. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. We separate the roles of chief executive officer and chairperson of the board of directors in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company, while the chairperson of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the company.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, IT, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention, cybersecurity and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

Including telephonic meetings, our board of directors met eleven times during fiscal year 2025. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Committees and Independence

Our board of directors has established three standing committees—audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our board of directors.

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•
appointing our independent registered public accounting firm;
•
evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•
approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•
reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;
•
discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•
reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•
reviewing, overseeing and monitoring the Company’s implementation of an ethics hotline and reporting to the Board periodically with respect to the information received through the ethics hotline and any related investigations;
•
reviewing on a periodic basis, or as appropriate, any investment policy;
•
reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•
preparing the report from the committee that the SEC requires in our annual proxy statement;
•
receiving periodic updates from management on our policies, processes, procedures and any significant developments related to the identification, mitigation and remediation of cybersecurity risks;
•
reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•
reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Ms. Kunz, Mr. Karbe and Mr. Schroeder. Ms. Kunz serves as the chairperson of the committee. The audit committee met four times during fiscal year 2025. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Ms. Kunz is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined that all members of the audit committee during their respective periods of service on the audit committee, are independent under the applicable rules of the SEC and Nasdaq. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee reviews and evaluates periodically.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves, or recommends to our board of directors for approval, our corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers, or in the case of the compensation of our chief executive officer, recommends the compensation to our board of directors for approval, based on such evaluations. The compensation committee also approves the issuance of equity awards under our equity plan and oversees the administration of our clawback policy. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Mr. Cola, Dr. Parikh and Mr. Stenhouse. The compensation committee met six times during fiscal year 2025. Mr. Cola serves as the chairperson of the committee. Our board of directors has determined that each member of our compensation committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The compensation committee operates under a written charter, which the compensation committee will review and evaluate periodically.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominating and corporate governance committee are Mr. Cola, Dr. Parikh and Dr. Topper. Dr. Parikh serves as chairperson of the committee. The nominating and corporate governance committee met once during fiscal year 2025. Our board has determined that each member of our nominating and corporate governance committee is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which the nominating and corporate governance committee will review and evaluate periodically.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee met with Ernst & Young LLP and, as part of those meetings, held executive sessions without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our 2025 Form 10-K for the year ended December 31, 2025. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2026.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Heidi Kunz (chairperson)
Frank Karbe Theodore R. Schroeder

Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•
personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•
experience as a board member or executive officer of another publicly-held company;
•
strong finance experience;
•
diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
•
diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;
•
experience relevant to our business industry and with relevant social policy concerns; and
•
relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In doing so, our board of directors considers the mix of skills and experience among current and prospective directors with a goal of assembling a Board with complementary skills for the benefit of the Company.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our Chief Executive Officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election or if the board of directors decides to expand the size of the board, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. Historically, the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2027 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Anti-Hedging Policy

Our insider trading policy expressly prohibits any of our employees, including our named executive officers, as well as our directors, from engaging in speculative transactions in our stock, including short sales, puts/calls, hedging transactions and margin accounts or pledges.

Compensation Committee Interlocks and Insider Participation

Mr. Cola (chairperson), Dr. Parikh, Mr. Stenhouse and David Socks (until his resignation from our board of directors in June 2025) served on our compensation committee during the 2025 fiscal year. With the exception of Mr. Socks, none of the members of our compensation committee during the 2025 fiscal year has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend, and all of our directors attended our 2025 annual meeting.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics, as well as our corporate governance guidelines, audit committee charter, compensation committee charter and nominating and corporate governance committee charter, are available free of charge under the Corporate Governance section of our website at www.phathompharma.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932.

Director Compensation

Our non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. For 2026, our compensation committee and the board of directors, together with Pay Governance LLC, an independent third-party compensation consulting firm, have reviewed past practices and have enhanced the processes for evaluating and disclosing non-employee director compensation. Specifically, the compensation committee will meet at least annually for the purposes of evaluating or altering non-employee director compensation, and, consistent with past practice, the compensation committee and the board of directors will annually retain an independent compensation consultant for the purposes of evaluating director compensation.

Each year, the compensation committee requests its independent compensation consultant to advise it on a variety of compensation-related issues, including establishing a peer group and conducting market research and analysis of current practices of comparable public companies to assist the compensation committee in developing director compensation levels. Our peer group is assessed annually and our compensation committee, upon the recommendation of the independent compensation consultant, selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, headcount and stage of development, while also taking into account a number of qualitative criteria as determined based on the advice of Pay Governance. This peer group is then used for purposes of evaluating and establishing director and executive compensation.

Following the selection of our peer group each year, our independent compensation consultant conducts an analysis of non-employee director compensation at the Company and at the peer group companies, and presents the compensation committee with a written report of the independent compensation consultant’s analysis and recommendations in advance of the meeting at which non-employee director compensation will be discussed. Our compensation committee then reviews this analysis and the independent compensation consultant’s recommendations and recommends to the board of directors for approval each of the elements of our director compensation program.

For information about the peer groups approved by the compensation committee for purposes of reviewing and recommending 2025 and 2026 director compensation levels to our board of directors, which were the same as the peer groups used for executive compensation benchmarking please see “Executive Compensation and Other Information – Compensation Determination Process” below.

2025 Director Compensation Program

Our director compensation program for 2025 was established in accordance with the methodology set forth above and with input and analysis from Pay Governance. In May 2024, based on a review of Pay Governance’s assessment of our non-employee director compensation levels against our peer group, which provided that our total annual director compensation was positioned below the market median, our board determined to increase the number of options and RSUs subject to the initial and annual equity grants, as set forth below. The director compensation levels implemented in May 2024 remained in effect through 2025. As a result, for 2025, each non-employee director received an annual retainer of $50,000. Non-employee directors serving as the chairs of the audit, compensation and nominating and corporate governance committees received additional annual retainers of $20,000, $15,000 and $10,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees received additional annual retainers of $10,000, $7,500 and $5,000, respectively. Additionally, the non-executive chairperson of the board received an additional annual retainer of $40,000.

During 2025, each newly-elected or appointed non-employee director received 21,000 RSUs and options to purchase 35,000 shares of our common stock on the date of such election or appointment. One-third of the RSUs and options subject to the initial grants vest on the first anniversary of the grant date and the remainder vest in quarterly installments over the following 24 months thereafter. In addition, our non-employee directors received annual grants of 10,500 RSUs and options to purchase 17,500 shares of our common stock at the 2025 annual meeting of our stockholders. The annual grants vest on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders, subject to the non-employee director continuing in service on our board of directors through such vesting date. Equity awards granted to our non-employee directors will also vest upon a change in control.

2026 Director Compensation Program

Under our amended non-employee director compensation program, beginning in 2026, the cash retainers paid to non-employee directors will not exceed the 70th percentile paid by our peer group for the then-applicable year. However, non-employee directors may receive additional cash retainers or fees for their service as chair of the board, lead independent director or their participation on committees of the board. In addition, beginning in 2026, annual equity awards to non-employee directors to be granted on the date of each annual meeting will not exceed the 70th percentile of the value of annual equity awards granted to non-employee directors of our peer group for the then-applicable year. The equity award grants to any newly-elected or appointed directors will not exceed two times the value of the annual equity grant most recently made to our incumbent non-employee directors.

Again for 2026, the compensation committee requested Pay Governance to advise it on a variety of compensation-related issues, including establishing a peer group and conducting market research and analysis of current practices of comparable public companies to assist the compensation committee in developing director compensation levels within the parameters of the program described above. After the peer group was determined, Pay Governance provided the compensation committee with a written report setting forth its analysis of non-employee director compensation at the Company and at the peer group companies and recommendations concerning adjustments to the compensation levels to be paid to the non-employee directors.

Our compensation committee reviewed the market analysis of peer group practices provided by Pay Governance and recommended to our board of directors our non-employee director compensation for 2026, as recommended by Pay Governance.

Based on the analysis reviewed by the compensation committee, the compensation committee recommended, and the board of directors determined, not to adjust the cash compensation under the program, which remained aligned with the amended compensation program.

For 2026, Pay Governance recommended, and the compensation committee and our board of directors approved, initial and annual award grants for non-employee directors, and total director compensation, generally in line with the median of the peer group and that meet the limitations under the amended director compensation program. The approved equity awards are as follows:

For 2026, upon the recommendation of the compensation committee and Pay Governance, our board of directors determined that our non-employee directors’ annual equity grant to be granted on the date of the Annual Meeting will be made in the form of an award of RSUs, with the number of such RSUs subject to the award determined by dividing (i) $275,000, by (ii) the closing price per share of our common stock on the Nasdaq Stock Market (or such other established stock exchange or national quotation system on which the common stock is quoted) on the grant date. The annual equity grant for 2026 will vest in full upon the earlier of the first anniversary of the date of grant or the day of our next annual meeting of stockholders, subject to the director’s continued service on our board of directors through such vesting date. Our board of directors also determined that any non-employee director who is initially appointed or elected in 2026 will receive an initial equity grant in the form of an award of RSUs, with the number of such RSUs subject to the award determined by dividing (i) $550,000, by (ii) the closing price per share of our common stock on the Nasdaq Stock Market (or such other established stock exchange or national quotation system on which the common stock is quoted) on the grant date. Such initial equity grant shall vest as to one-third of the RSUs on the first anniversary of the grant date, and the remainder shall vest in substantially equal quarterly installments over the 24 months thereafter, subject to the director’s continued service on our board of directors through such vesting date.

The Pay Governance representatives confirmed that the annual cash retainers and the value of the annual equity compensation to be granted in 2026 pursuant to the amended non-employee director program did not exceed, as of the date of approval, the 70th percentile of the annual cash retainers paid to non-employee directors by members of the 2026 peer group and the 70th percentile of the value of annual equity compensation granted to non-employee directors by members of our 2026 peer group.

Compensation under our non-employee director compensation program is also subject to the annual limits on non-employee director compensation set forth in our 2019 Incentive Award Plan, or 2019 Plan, which was approved by our board of directors and stockholders in connection with our initial public offering.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

The following table summarizes cash and stock compensation received by our non-employee directors during the year ended December 31, 2025. Mr. Basta is not included in the following table as his compensation is included in the Summary Compensation Table in the “Executive Compensation and Other Information” section below. Mr. Schroeder joined our board of directors in April 2025 and Mr. Socks service on the board of directors ended effective June 3, 2025.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Stock Awards ($)(2)		All Other Compensation ($)	Total ($)
Michael F. Cola	110,000	62,778		51,975		—	224,753
Frank Karbe	61,667	62,778		51,975		—	176,420
Heidi Kunz	71,667	62,778		51,975		—	186,420
Asit Parikh, M.D., Ph.D.	67,500	62,778		51,975		—	182,253
David Socks	28,333	—		—		—	28,333
Mark Stenhouse	59,167	62,778		51,975		—	173,920
James Topper, M.D., Ph.D.(3)	55,000	62,778		51,975		—	169,753
Theodore R. Schroeder	44,863	108,721	(4)	88,725	(4)	—	242,309

(1)
The amounts are valued based on the aggregate grant date fair value of the stock options granted in 2025 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. See Note 7 to our financial statements in our 2025 Form 10-K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a non-employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non-employee director’s continued service on our board.
(2)
The amounts shown in this column represent the grant-date fair value of the RSUs granted in 2025 calculated in accordance with ASC 718. See Note 7 to our financial statements included in our 2025 Form 10-K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. Whether, and to what extent, a non-employee director realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the non-employee director's continued service on our board. Each non-employee director received an annual grant of 10,500 RSUs on June 3, 2025, with a grant date fair value of $4.95 per share, which was the closing price of our stock on the date of grant, except Mr. Schroeder who received a grant of 21,000 RSUs in April 2025, with a grant date fair value of $4.225 per share, when he joined the board of directors.
(3)
Dr. Topper is one of the partners at Frazier. The cash retainers payable to Dr. Topper were paid to Frazier Life Sciences.
(4)
The amounts shown in this column represent the grant-date fair value of the stock options and RSUs granted to Mr. Schroeder in connection with his appointment to our board.

The aggregate number of shares underlying stock options and RSUs at December 31, 2025 for the individuals who served as non-employee directors during 2025 was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2025	Number of Securities Underlying Restricted Stock Units Outstanding at December 31, 2025
Michael F. Cola	130,860	10,500
Frank Karbe	80,000	10,500
Heidi Kunz	130,860	10,500
Asit Parikh, M.D., Ph.D.	53,750	10,500
Theodore R. Schroeder	35,000	21,000
David Socks	60,000	—
Mark Stenhouse	97,500	10,500
James Topper, M.D., Ph.D.	80,000	10,500

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the three nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstention and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF STEVEN BASTA, THEODORE R. SCHROEDER AND MARK STENHOUSE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the appointment of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since our inception in 2019. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal year ended December 31, 2025, by Ernst & Young LLP, our independent registered public accounting firm.

Year Ended December 31, 2025
Audit Fees (1)	$962,000
All Other Fees	—
Total	$962,000

(1)
Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, quarterly reviews of our financial statements, services related to proposed registered stock offerings, consents and review of documents filed with the SEC, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2025. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the appointment of Ernst & Young LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 3:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the “Executive Compensation and Other Information” section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives important to create stockholder value. We urge stockholders to read the “Executive Compensation and Other Information” section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Phathom Pharmaceutical, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Phathom Pharmaceutical, Inc.’s Proxy Statement for the 2026 Annual Meeting.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the voting power of the votes cast affirmatively or negatively on the proposal will be required to approve the advisory vote regarding the compensation of the named executive officers, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 23, 2026, by:

•
each of our named executive officers;
•
each of our directors;
•
all directors and executive officers as a group; and
•
each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 79,430,117 shares of common stock outstanding on March 23, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 23, 2026, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Entities affiliated with Medicxi Growth I LP (1)	7,464,572	9.40%
Frazier Life Sciences IX, L.P. (2)	5,827,415	7.34%
Frazier Life Sciences Public Fund, L.P. (3)	5,323,356	6.70%
Entities affiliated with Millennium Management LLC (4)	4,178,411	5.26%
Named Executive Officers and Directors
Steven Basta (5)	548,254	*
Michael F. Cola (6)	170,658	*
Anne Marie Cook (7)	20,831	*
Terrie Curran (8)	1,991,744	2.51%
Frank Karbe (9)	147,500	*
Heidi Kunz (10)	160,860	*
Azmi Nabulsi, M.D., M.P.H.(11)	1,268,102	1.60%
Sanjeev Narula	—	*
Asit Parikh, M.D., Ph.D. (12)	206,000	*
Theodore R. Schroeder (13)	18,670	*
Mark Stenhouse (14)	127,500	*
James Topper, M.D., Ph.D. (15)	6,013,327	7.57%
All current directors and executive officers as a group (10 persons) (16)	7,413,600	9.33%

* Less than 1%.

(1)
The amount shown and the following information are derived from Schedule 13G/A filed by Medicxi Growth I LP, or Growth 1, and certain affiliated entities, on January 26, 2024. According to the Schedule 13G/A, these shares consist of (i) 3,673,602 shares of common stock directly held by Growth 1, (ii) 87,267 shares of common stock directly held by

Medicxi Growth Co-Invest I LP, or Growth Co-Invest I, (iii) 3,641,728 shares of common stock directly owned by Medicxi IV LP, or Medicxi IV, and (iv) 61,975 shares of common stock directly held by Medicxi Co-Invest IV LP, or Growth Co-Invest IV. Medicxi Growth I GP Limited, or Growth I GP, is the general partner of Growth I and Growth Co-Invest I and may be deemed to beneficially own the Growth I shares and the Growth Co-Invest shares. Medicxi IV GP Limited, or Medicxi IV GP, is the general partner of Medicxi IV and Growth Co-Invest IV and may be deemed to beneficially own the Medicxi IV shares and the Growth Co-Invest IV shares. Medicxi Ventures Management (Jersey) Limited, or the Medicxi Manager, has been appointed as sole manager of Growth I, Growth Co-Invest I, Medicxi IV and Growth Co-Invest IV, and may be deemed to beneficially own the Growth I shares, the Growth Co-Invest shares, the Medicxi IV shares and the Growth Co-Invest IV shares. The address of Growth I, Growth I GP, Growth Co-Invest I, Medicxi IV, Growth Co-Invest IV, and Medicxi Manager is c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG.
(2)
The amount shown and the following information are derived from Schedule 13D/A filed by Frazier Life Sciences IX, L.P. on November 4, 2025 and our records. The shares listed represents 5,827,415 shares of common stock held directly by Frazier Life Sciences IX, L.P. The reported securities do not include 6,639,074 additional of common stock, 2,608,922 shares of common stock underlying warrants, which cannot be exercised, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder of such warrant (together with its affiliates or any other persons acting as a group together with such holder) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, and 1,250,078 shares of common stock underlying warrants, which cannot be exercised, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder of such warrant (together with its affiliates or any other persons acting as a group together with such holder) would exceed 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, held by funds and accounts that are managed by entities affiliated with Frazier Life Sciences IX, L.P., but which make separate and independent investment decisions and are therefore not aggregated with Frazier Life Sciences IX, L.P. for beneficial ownership purposes. The address of Frazier Life Sciences IX, L.P. is 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304.
(3)
The amount shown and the following information are derived from Schedule 13D/A filed by Frazier Life Sciences Public Fund, or the Frazier Public Fund, on November 4, 2025 and our records. The shares listed represents 5,323,356 shares of common stock held directly by the Frazier Public Fund, but does not include any warrants held by the Frazier Public Fund. The Frazier Public Fund holds warrants to purchase 2,596,399 shares of common stock, which cannot be exercised, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder of such warrant (together with its affiliates or any other persons acting as a group together with such holder) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. The Frazier Public Fund also holds warrants to purchase 1,109,569 shares of common stock, which cannot be exercised, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder of such warrant (together with its affiliates or any other persons acting as a group together with such holder) would exceed 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. The reported securities do not include 7,143,133 additional shares of common stock, 12,523 shares of common stock underlying warrants, which cannot be exercised, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder of such warrant (together with its affiliates or any other persons acting as a group together with such holder) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, and 140,509 shares of common stock underlying warrants, which cannot be exercised, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder of such warrant (together with its affiliates or any other persons acting as a group together with such holder) would exceed 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, held by funds and accounts that are managed by entities affiliated with the Frazier Public Fund, but which make separate and independent investment decisions and are therefore not aggregated with the Frazier Public Fund for beneficial ownership purposes. The general partner of the Frazier Public Fund is FHMLSP, L.P. and the general partner of FHMLSP, L.P. is FHMLSP, L.L.C., which is managed by an investment committee of four that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by the Frazier Public Fund. The address of the Frazier Public Fund is 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304.
(4)
The amount shown and the following information are derived from the Schedule 13G/A filed by Millennium Management LLC on March 11, 2026. According to the Schedule 13G/A, these shares consist of 4,178,411 shares of common stock jointly beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander are held by entities subject to shared voting control and investment discretion by each of Millennium Management LLC and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The address of each of these entities is 399 Park Avenue, New York, NY 10022.
(5)
Consists of 293,854 shares of common stock issuable to Mr. Basta upon the exercise of options that are exercisable within 60 days following March 23, 20226, and 254,400 shares of common stock issued to Mr. Basta upon the vesting of performance stock units that have vested are or scheduled to vest within 60 days following March 23, 2026.

(6)
Consists of 130,860 shares of common stock issuable to Mr. Cola upon the exercise of options that are exercisable within 60 days following March 23, 2026, 9,798 shares held directly by Mr. Cola, and 30,000 shares of common stock issuable to Mr. Cola upon the vesting of restricted stock units that have vested are or scheduled to vest within 60 days following March 23, 2026.
(7)
Consists of 20,831 shares of common stock issued to Ms. Cook upon the vesting of performance stock units that have vested are or scheduled to vest within 60 days following March 23, 2026.
(8)
Consists of 9,887 shares of common stock acquired through our Employee Stock Purchase Plan, 29,395 shares of common stock held in the Phathom Stock Fund in our 401(k) plan, 1,601,884 shares of common stock issuable to Ms. Curran upon the exercise of options that are exercisable within 60 days following March 23, 2026, and 350,578 shares of common stock held directly by Ms. Curran. Fractional shares rounded to nearest whole share.
(9)
Consists of 37,500 shares held directly by Mr. Karbe, 80,000 shares of common stock issuable to Mr. Karbe upon the exercise of options that are exercisable within 60 days following March 23, 2026, and 30,000 shares of common stock issuable to Mr. Karbe upon the vesting of restricted stock units that have vested or scheduled to vest within 60 days following March 23, 2026.
(10)
Consists of 130,860 shares of common stock issuable to Ms. Kunz upon the exercise of options that are exercisable within 60 days following March 23, 2026, and 30,000 shares of common stock issuable to Ms. Kunz upon the vesting of restricted stock units that have vested or scheduled to vest within 60 days following March 23, 2026.
(11)
Consists of 9,295 shares of common stock acquired through our Employee Stock Purchase Plan, 251,874 shares of common stock issuable to Dr. Nabulsi upon the exercise of options that are exercisable within 60 days following March 23, 2026, 221,233 shares of common stock issuable to Dr. Nabulsi upon the vesting of restricted stock units that have vested or scheduled to vest within 60 days following March 23, 2026 and 785,700 shares of common stock held by the Azmi A. Nabulsi Living Trust. Azmi Nabulsi is a trustee of the Azmi A. Nabulsi Living Trust and in such capacity has the sole power to vote and dispose of such shares. Fractional shares rounded to nearest whole share.
(12)
Consists of 10,500 shares held directly by Dr. Parikh acquired through direct purchases and/or stock option exercises, 120,500 held in a trust, 45,000 shares of common stock issuable to Dr. Parikh upon the exercise of options that are exercisable within 60 days following March 23, 2026, and 30,000 shares of common stock issuable to Dr. Parikh upon the vesting of restricted stock units that have vested or scheduled to vest within 60 days following March 23, 2026.
(13)
Consists of 11,669 shares of common stock issuable to Mr. Schroeder upon the exercise of options that are exercisable within 60 days following March 23, 2026, and 7,001 shares of common stock issuable to Mr. Schroeder upon the vesting of restricted stock units that have vested or scheduled to vest within 60 days following March 23, 2026.
(14)
Consists of 97,500 shares of common stock issuable to Mr. Stenhouse upon the exercise of options that are exercisable within 60 days following March 23, 2026, and 30,000 shares of common stock issuable to Mr. Stenhouse upon the vesting of restricted stock units that have vested or scheduled to vest within 60 days following March 23, 2026.
(15)
The shares consists of (i) 32,096 shares of common stock held directly by Dr. Topper, (ii) 3,912 shares of Common Stock held by Topper Group III LLC, (iii) 80,000 shares of common stock issuable to Dr. Topper upon the exercise of options that are exercisable within 60 days following March 23, 2026, (iv) 10,500 shares of common stock issuable to Dr. Topper upon the vesting of restricted stock units that are scheduled to vest within 60 days following March 23, 2026, (v) 5,827,415 shares of Common Stock held directly by Frazier Life Sciences IX, L.P., (vi) 1 share of Common Stock held directly by FHMLS IX, L.L.C., and (vii) 59,403 shares of Common Stock held directly by Frazier Life Sciences X, L.P. The reported securities do not include 6,579,671 additional shares of common stock, 2,608,922 shares of common stock underlying warrants, which cannot be exercised, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder of such warrant (together with its affiliates or any other persons acting as a group together with such holder) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, and 1,250,078 shares of common stock underlying warrants, which cannot be exercised, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder of such warrant (together with its affiliates or any other persons acting as a group together with such holder) would exceed 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise, held by funds and accounts that are managed by entities affiliated with Frazier Life Sciences IX, L.P. and Frazier Life Sciences X, L.P., but which make separate and independent investment decisions and are therefore not aggregated with Frazier Life Sciences IX, L.P and Frazier Life Sciences X, L.P. for beneficial ownership purposes. The general partner of FLS IX is FHMLS IX, L.P. and the general partner of FHMLS IX, L.P. is FHMLS IX, L.L.C. Patrick J. Heron and Dr. Topper are the members of FHMLS IX, L.L.C. and therefore share voting and investment power over the shares held by FLS IX. The general partner of FLS X is FHMLS X, L.P. and the general partner of FHMLS X, L.P. is FHMLS X, L.L.C. Patrick J. Heron and Dr. Topper are the members of FHMLS X, L.L.C. and therefore share voting and investment power over the shares held by FLS X.
(16)
Consists of the shares held by current executive officers and directors described in footnotes 5 through 15 above excluding the shares held by Ms. Curran and Dr. Nabulsi who are no longer executive officers of the Company.

EXECUTIVE OFFICERS

Our Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of April 7, 2026.

Name	Age	Position
Executive Officers
Steven Basta	60	President, Chief Executive Officer and Director
Sanjeev Narula	65	Chief Financial and Business Officer
Anne Marie Cook	64	Chief Legal Officer and Secretary

Executive Officers

The biography of Steven Basta can be found under “Proposal 1—Election of Directors.”

Sanjeev Narula, is our Chief Financial and Business Officer since October 2025. Mr. Narula served as Executive Vice President, Chief Financial Officer and Treasurer of Intra-Cellular Therapies, Inc., a publicly-traded biopharmaceutical company, from August 2024 until April 2025. Mr. Narula previously served as Chief Financial Officer of Viatris Inc., a publicly-traded biopharmaceutical company, from November 2020, when Mylan N.V. combined with Pfizer Inc.’s Upjohn business to form Viatris Inc., until March 2024. Prior to that, Mr. Narula served as Chief Financial Officer of Pfizer’s Upjohn division beginning in January 2019, with responsibility for oversight of finance, procurement and business technology for all functions of the business. From January 2014 to January 2019, Mr. Narula served as Chief Financial Officer and Vice President, Finance for Pfizer’s Essential Health Business, with responsibility for business development, financial planning and analysis, and other finance activities. Prior to that Mr. Narula served as Chief Financial Officer and Vice President of Pfizer’s Primary Care Business Unit and prior to that held several leadership positions of increasing responsibilities during his 16 years at Pfizer. Prior to joining Pfizer, Mr. Narula held financial and operational leadership roles at American Express and Xerox India. Mr. Narula received his Bachelor of Commerce (Honors) Degree from Delhi University and his Chartered Accountant degree from The Institute of Chartered Accountants of India.

Anne Marie Cook, is our Chief Legal Officer and Secretary since June 2025. Ms. Cook previously served as Senior Vice President, General Counsel of Sage Therapeutics, Inc., a publicly-traded biopharmaceutical company, from September 2015 to October 2024 and as the corporate Secretary from December 2015 to October 2024. Prior to joining Sage Therapeutics, Inc., she served from December 2011 to September 2015 as Senior Vice President, General Counsel of Aegerion Pharmaceuticals, Inc. From December 2008 to December 2011, Ms. Cook was a partner at the law firm Choate Hall & Stewart LLP. From April 2007 to December 2008, Ms. Cook was a Principal at the law firm Miller Canfield P.L.C. From September 2005 until April 2007, Ms. Cook served as General Counsel and Senior Vice President, Business and Corporate Development, and Secretary of ViaCell, Inc. Prior to joining ViaCell, Inc., Ms. Cook spent thirteen years at Biogen Idec Inc., most recently as Vice President, Chief Corporate Counsel. Ms. Cook holds a B.S. degree from Tufts University and a J.D. degree from the University of Notre Dame Law School.

Executive Compensation and Other Information

This section discusses the material components of the executive compensation program for the individuals listed in the “Summary Compensation Table” below. For 2025, our named executive officers, or NEOs, are:

•
Steven Basta, our President and Chief Executive Officer;
•
Sanjeev Narula, our Chief Financial and Business Officer;
•
Anne Marie Cook, our Chief Legal Officer and Secretary;
•
Terrie Curran, our former President and Chief Executive Officer; and
•
Azmi Nabulsi, M.D., M.P.H., our former Chief Operating Officer.

Effective April 1, 2025, Steven Basta was appointed as our President and Chief Executive Officer, replacing Ms. Curran in that role.

Effective June 23, 2025, Anne Marie Cook was appointed as our Chief Legal Officer and Secretary.

Effective October 6, 2025, Sanjeev Narula was appointed as our Chief Financial and Business Officer.

Dr. Nabulsi's employment with the Company terminated during 2025, although he remains an advisor to the Company. Refer to the “Summary Compensation Table” below for further details.

Specifically, this section provides an overview of our executive compensation program and each compensation component that we provide. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the date of this proxy statement may differ materially from the currently planned programs summarized in this discussion.

Executive Summary

2025 was a year of significant transformation and disciplined execution for Phathom, reflecting the impact of important changes to our management team and a renewed focus on operational rigor. Under this strengthened leadership, we continued to prioritize delivering shareholder value through strong commercial performance and effective cost management. Some key highlights included:

•
Enhancement of our executive leadership team through the appointment of a new Chief Executive Officer, Chief Financial and Business Officer, Chief Legal Officer, and additional senior leaders with significant commercial and marketing expertise which we believe has been a key driver of our improved commercial execution and financial discipline;
•
Continued commercial momentum driven by a renewed focus on gastrointestinal specialists, resulting in significant quarterly and annual revenue growth exceeding expectations. For the year ended 2025, net revenue totaled $175.1 million, representing approximately 217% growth over the prior year;
•
Expanded awareness and adoption of our product VOQUEZNA across both gastrointestinal and primary care settings, with more than 43,000 unique prescribers and over 1 million prescriptions filled;
•
Disciplined financial management, resulting in nearly a 50% reduction in quarterly operating expenses from the first quarter to the fourth quarter of 2025, while continuing to support commercial operations and significant revenue growth;
•
A substantial reduction in cash usage, from approximately $85 million in the first quarter of 2025 to $5 million in the fourth quarter of 2025;
•
Strengthening of our balance sheet through the completion of a $130 million financing in January 2026 and the successful renegotiation of the Company’s term debt facility in February 2026;
•
A significant increase in our stock-price during 2025 which we believe is attributable to the strategic changes implemented and operational success of our new management team. During 2025, our stock price increased by $11.47 or 224% from the time Mr. Basta was appointed as our CEO compared to the stock-price as of the year-ended December 31, 2024; and

•
Securing FDA agreement to update the Orange Book to reflect a 10-year period of non-patent New Chemical Entity exclusivity for VOQUEZNA tablets to align with our other VOQUEZNA products, extending regulatory protection through May 2032.

Through these efforts, we exceeded both our revenue and expense targets in 2025 while establishing a strong foundation to support our goal of sustained long-term growth.

Our Executive Compensation Practices

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy which is to maintain an executive compensation program designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives important to create stockholder value. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

☑	☒
What We Do	What We Don’t Do

☑ Pay for Performance. We design our executive compensation program to align pay with company performance.

☑ Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers and stockholders.

☑ Independent Compensation Consultant. The compensation committee retains an independent compensation consultant and reassesses independence annually.

☑ Annual Review of Compensation. The compensation committee, with input from its independent compensation consultant, conducts an annual review of our executive and non-employee director compensation programs in light of current best practices.

☑ Competitive Peer Group. Our peer group is assessed annually and our compensation and talent committee, upon the recommendation of our independent compensation consultant, Pay Governance, selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, headcount and stage of development, while also taking into account a number of qualitative criteria.

☑ Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

☑ Clawback Policy. We maintain a clawback policy as required by SEC and Nasdaq rules to recover erroneously awarded incentive compensation from our current and former executive officers in the event of an accounting restatement.

 ☒ No Hedging/Pledging of Company Stock. We prohibit our officers, directors, and employees from hedging, margining, pledging, short-selling, or publicly trading options in our stock.

☒ No Excessive Perquisites. We do not provide excessive perquisites to our named executive officers.

☒ No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other employees. Executive officers do not have access to special benefits programs.

☒ No Post-Employment Tax Gross-Ups. We do not provide any contractual post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by, or paid to our NEOs for services rendered during the years ended December 31, 2025, and 2024.

Name and Principal Position (as of December 31, 2025)	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Steven Basta	2025	525,000	—	1,986,600	3,983,144	455,701	17,625	6,968,070
President and Chief Executive Officer

Sanjeev Narula	2025	131,442	—	1,671,840	1,726,000	81,494	7,186	3,617,962
Chief Financial and Business Officer

Anne Marie Cook	2025	261,494	—	199,920	1,475,943	145,914	16,731	2,100,002
Chief Legal Officer and Secretary

Terrie Curran	2025	184,000	—	473,472	1,445,213	—	2,834,106	4,936,791
Former President and Chief Executive Officer	2024	708,125	—	—	2,471,283	368,225	17,250	3,564,883

Azmi Nabulsi, M.D., M.P.H.	2025	219,750	—	532,224	232,078	—	1,730,262	2,714,314
Former Chief Operating Officer	2024	569,000	—	70,650	676,351	233,290	17,250	1,566,541

(1)
This column reflects the base salaries actually paid to our NEOs in the applicable fiscal year. Mr. Basta, Mr. Narula and Ms. Cook joined the Company on April 1, 2025, June 23, 2025, and October 6, 2025, respectively. Ms. Curran's and Dr. Nabulsi's employment with the Company terminated on March 31, 2025 and May 16, 2025, respectively.
(2)
The amounts are valued based on the aggregate grant date fair value of the stock and option awards granted in the applicable year in accordance with ASC 718. See Note 7 to our financial statements in our 2025 Form 10‑K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718. With respect to the RSUs granted to our NEOs in 2025 and 2024, and the performance-based stock units, or PSUs, tied to revenue and operating expense performance granted to our NEOs in 2025, the grant date fair value was determined by multiplying the closing price per share of our common stock on the date of grant by the number of RSUs or PSUs awarded. In 2025, Mr. Basta was granted stock price hurdle PSUs containing a market condition which was valued using a Monte Carlo simulation model calculating the grant date fair value. The grant date fair value of the PSUs tied to revenue and operating expense performance awarded to our NEOs in 2025, assuming maximum performance, would have been: Mr. Basta, $1,42,000; Ms. Cook, $399,840; Ms. Curran, $946,944; and Dr. Nabulsi, $152,064. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Whether, and to what extent, a named executive officer realizes a financial benefit from the awards will depend on our actual operating performance, stock price fluctuations and the named executive officer's continued employment or service. The PSUs granted to Ms. Curran and Dr. Nabulsi were included in the table above for the 2025 tranche, however, the grants expired unvested upon their respective termination of employment with the Company.
(3)
This column reflects the annual bonuses paid to our named executive officers for 2025 and 2024.
(4)
Includes the value of matching contributions to the 401(k) Plan in the form of fully vested shares of our common stock for each NEO. For 2025, for Ms. Curran, also includes $2,816,481, representing the sum of the value of her separation payments ($920,000), COBRA premiums ($69,105), 2025 bonus ($478,000), and incremental expense recognized under ASC 718 as a result of the accelerated vesting of certain of her equity awards in connection with her separation ($1,349,376). For 2025, for Dr. Nabulsi, also includes $1,712,997, representing the sum of the value of his separation payments ($439,500), COBRA premiums ($28,123), 2025 bonus ($114,989), and incremental expense recognized under ASC 718 as a result of the accelerated vesting of certain of his equity awards in connection with his separation ($1,130,385).

Narrative Disclosure to Compensation Tables

The primary elements of compensation for our NEOs are base salary, annual bonuses and long-term incentive awards in the form of equity awards. The NEOs also participate in employee benefit plans and programs that we offer to our other employees, as described below.

Compensation Determination Process

Role of the Compensation Committee

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program and makes recommendations to our board of directors with respect to non-employee director compensation. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs applicable to all of our employees generally. In the first quarter of each year, the compensation committee reviews the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews, and makes recommendations to the board of directors, regarding our performance relative to the corporate performance goals set for the year under review and makes the final bonus payment determinations based on our overall corporate performance. In connection with this review, the compensation committee also reviews and adjusts, as appropriate, annual base salaries and target bonuses for our named executive officers and grants, as appropriate, annual equity awards to our named executive officers, and, in the case of compensation of our Chief Executive Officer, may make recommendations to our board of directors to approve such elements of compensation.

Role of our Executive Officers

Our Chief Executive Officer and Chief People Officer aid the compensation committee by providing recommendations regarding the compensation of all of our named executive officers, other than themselves. The compensation committee considers, but is not bound to accept, these recommendations. Our Chief Executive Officer and Chief People Officer generally attend the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management. Our Chief Executive Officer is not present for any deliberations or decisions on such person's own compensation.

Role of Compensation Consultant and Comparable Company Information

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors, from time to time, to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In 2025, the compensation committee retained Pay Governance LLC, an independent third-party compensation consulting firm, for guidance in making compensation decisions. Specifically, for 2025, the compensation committee requested Pay Governance to advise it on a variety of compensation-related issues, including updating its compensation peer group and conducting market research and analysis of current practices of comparable public companies to assist the compensation committee in developing its director and executive compensation programs and setting director and executive compensation levels. Pay Governance did not provide any other services to us in 2025 beyond its engagement as an advisor to the compensation committee on director and executive compensation matters. The compensation committee assessed the independence of Pay Governance pursuant to SEC and Nasdaq rules and concluded that no conflict of interest existed that would have prevented Pay Governance from serving as an independent consultant to the compensation committee currently or during 2025.

Competitive Positioning

The compensation committee reviews our peer group annually to reflect changes in market capitalization and other factors, including acquisitions, and revises the companies included in the peer group accordingly. In May 2024, Pay Governance assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining 2025 director and executive compensation.

For the purposes of setting 2025 director and executive compensation, the identified peer group consisted of 16 life sciences companies that were selected based on market capitalization, sector and stage, and headcount, and not on the basis of executive compensation levels:

Market Capitalization

Market capitalization between $500 million and $3 billion in November 2024. Phathom Pharmaceuticals, Inc. had a 30-day average market capitalization of $1.283 billion as of such date and generally approximated median of the peer group relative to this metric.

Sector and Stage	U.S.-based, publicly-traded biopharma companies, with focus on commercial-stage companies and/or those companies in Phase III of clinical trials.
Headcount	Generally under 500 employees.

For 2025 compensation, this peer group consisted of the following companies:

Company
Arcus Biosciences, Inc.	Mirum Pharmaceuticals, Inc.
Arcutis Biotherapeutics, Inc.	Protagonist Therapeutics, Inc.
Ardelyx, Inc.	Revance Therapeutics, Inc.
Cogent Biosciences, Inc.	Rhythm Pharmaceuticals, Inc.
Collegium Pharmaceuticals, Inc.	Rocket Pharmaceuticals, Inc.
Evolus, Inc.	Tarsus Pharmaceuticals, Inc.
Humacyte, Inc.	Travere Therapeutics, Inc.
Ironwood Pharmaceuticals, Inc.	UroGen Pharma Ltd.

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of executive compensation and recommendations to the board with respect to director compensation. The compensation committee does not rely entirely on the peer group data to determine named executive officer compensation. Based on the foregoing market information, and the recommendations of Pay Governance and management, the compensation committee members relied on their judgment and experience in setting executive compensation levels and did not merely rely on benchmarking for such determinations.

In 2025, Pay Governance assisted the compensation committee in identifying an appropriate peer group of companies for use as a reference when determining 2026 director and executive compensation.

For the purposes of setting 2026 director and executive compensation, the identified peer group consisted of 19 life sciences companies that were selected based on market capitalization, sector and stage, and headcount, and not on the basis of executive compensation levels:

Market Capitalization

Market capitalization between $250 million and $2 billion in September 2025. Phathom Pharmaceuticals, Inc. had a 30-day average market capitalization of $850 million as of such date and generally approximated median of the peer group relative to this metric.

Revenue	Generally, less than $500 million and positioning near Phathom Pharmaceuticals, Inc. near median of updated peer set.
Sector and Stage	U.S.-based, publicly-traded biopharma companies, with focus on commercial-stage companies and/or those companies in Phase III of clinical trials.
Headcount	Generally under 500 employees.

For 2026 compensation, this peer group consisted of the following companies:

Company
Arcus Biosciences, Inc.	KalVista Pharamaceuticals, Inc.
Arcutis Biotherapeutics, Inc.	Kura Oncology, Inc.
Ardelyx, Inc.	Nuvation Bio Inc.
Biohaven Ltd.	REGENXBIO Inc.
Cogent Biosciences, Inc.	Rocket Pharmaceuticals, Inc.
Collegium Pharmaceuticals, Inc.	Syndax Pharmaceuticals, Inc.
Esperion Therapeutics, Inc.	Travere Therapeutics, Inc.
Evolus, Inc.	UroGen Pharma Ltd.
Humacyte, Inc.	Xeris Biopharma Holdings, Inc.
Ironwood Pharmaceuticals, Inc.

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of executive compensation and recommendations to the board with respect to director compensation for 2026. The compensation committee did not rely entirely on the peer group data to determine named executive officer compensation. Based on the foregoing market information, and the recommendations of Pay Governance and management, the compensation committee members relied on their judgment and experience in setting executive compensation levels and do not merely rely on benchmarking for such determinations.

Consideration of Say-on-Pay Vote Results and Shareholder Engagement

At the Company’s annual meeting of shareholders in June 2025, approximately 98% of the votes cast were in favor of the say-on-pay proposal. With the overwhelming support received from shareholders, we elected to maintain the structure of our compensation program.

Executive Compensation Components

Annual Base Salary

Our board of directors or the compensation committee annually reviews our named executive officers’ base salaries and may make adjustments based on its review and consideration of market data provided by its independent compensation consultant. In January 2025, our board of directors approved merit salary increases, effective as of February 1, 2025, for Ms. Curran and Dr. Nabulsi as set forth in the table below. The base salaries set forth for Messrs. Basta and Narula and Ms. Cook reflect such executive’s initial base salary in connection with his or her commencement of employment. In aggregate, the Company targeted market median when establishing salary levels.

Executive	2024 Base Salary ($)	2025 Base Salary ($)
Steven Basta(1)	—	700,000
Sanjeev Narula(2)	—	550,000
Anne Marie Cook(3)	—	500,000
Terrie Curran(4)	708,125	736,000
Azmi Nabulsi, M.D., M.P.H.(5)	569,000	586,000

(1)
Mr. Basta joined as our President and Chief Executive Officer effective April 1, 2025.
(2)
Mr. Narula joined as our Chief Financial and Business Officer effective October 6, 2025.
(3)
Ms. Cook joined as our Chief Legal Officer and Secretary effective June 23, 2025.
(4)
Ms. Curran's employment terminated as President and Chief Executive Officer effective March 31, 2025.
(5)
Dr. Nabulsi's employment terminated as Chief Operating Officer effective May 16, 2025.

Bonus Compensation

Each named executive officer is eligible for an annual cash bonus based upon the achievement of certain corporate performance goals and objectives approved by our compensation committee or board of directors. The bonus program is designed to be consistent with our compensation philosophy, supported by market data, and with an emphasis on pay-for-performance. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee or board of directors.

For 2025, bonuses for our NEOs were weighted 100% to our corporate performance goals.

In February 2025, the compensation committee initially approved corporate performance goals related to clinical, regulatory, manufacturing, financial, commercial and operational metrics and milestones for our 2025 bonus program. In June 2025, following changes in executive leadership and our strategy shift to streamline operations and sharpen focus on our core growth drivers, the compensation committee reviewed and revised the corporate performance goals under the Company’s 2025 annual bonus program to better align executive cash incentive opportunities with the Company’s updated operating plan and financial objectives as approved by the board of directors. In light of the cost saving initiatives to support long-term growth, the committee removed certain performance goals, including those related to clinical regulatory, manufacturing, and qualitative operational milestones. The committee also approved revised revenue and operating expense targets that reflected the Company’s disciplined expense management and strategic focus on targeting gastrointestinal specialist prescribers. The revised performance goals were intended to provide meaningful and appropriate incentive opportunities that are explicitly measurable for executives and employees based on the Company’s updated business priorities and directly in line with shareholder value creation.

For 2025, following the revisions approved by our compensation committee, our corporate performance goals were based on two weighted financial metrics: fiscal year 2025 revenue (70%) and 2025 Annual Incentive Plan, or AIP, operating expenses for the second half of fiscal year 2025 (30%). AIP operating expenses for 2025 excluded stock-based compensation expense and clinical costs associated with the Company's eosinophilic esophagitis, or EoE, study which we had not made a final decision about commencing at the time of the revised operating plan. Threshold, target and maximum goals were set with respect to each metric, with threshold achievement equating to 25% of target for the revenue metric and 50% of target for the AIP operating expense metric, and maximum achievement equating to 200% of target for the revenue metric and 150% for the AIP operating expense metric.

The corporate performance goals were designed to be rigorous and to require significant performance from the date they were established to achieve target payouts. Given the nature of our business and operating environment, the attainment of these goals was inherently uncertain at the time the revised performance goals were established.

For 2025, an executive could earn a bonus up to a maximum of 175% of target. Bonus target amounts are set based on the executive’s total salary for the bonus year, and in 2025 were prorated for Mr. Narula and Ms. Cook. Ms. Curran's and Dr. Nabulsi's employment with the Company terminated during 2025 and therefore are excluded in the below tables as they were not eligible to receive an annual bonus for 2025. The target amount of the bonuses for Messrs. Basta and Narula and Ms. Cook for 2025 are shown in the following table.

	2025 Target Annual Bonus:
Executive	Percentage of Earnings	Dollar Amount (Pro-Rated Based on Partial Year of Service ($)
Steven Basta	70%	367,500
Sanjeev Narula	50%	65,720
Anne Marie Cook	45%	117,672

In February 2026, the compensation committee evaluated our achievements against our 2025 corporate performance goals as set forth in the table below and determined to award a corporate achievement level of 124% relative to those goals as follows:

Metric	Weighting (%)	Threshold	Target	Maximum	Actual ($)	Achievement Level (%)	Weighted Achievement Level (%)
Fiscal Year 2025 Revenue	70%	$160M	$170M	$200M	$175.1M	113%	79%
		25%	100%	200%

2025 AIP Operating Expenses for Second Half of 2025	30%	$110M	$102M	$97M	$96.8M	150%	45%
		50%	100%	150%
						Total	124%

Executive	Level of Corporate Performance Achieved	Percent of Target Annual Bonus Earned	Annual Bonus Earned ($)
Steven Basta	124%	124%	455,701
Sanjeev Narula	124%	124%	81,494
Anne Marie Cook	124%	124%	145,914

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align the interests of our employees, including our named executive officers, with our interests and the interests of our stockholders. Our board of directors or the compensation committee approves equity grants. We grant equity awards under our 2019 Plan or our 2025 Employee Inducement Incentive Award Plan, or the 2025 Inducement Plan.

We use equity awards to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual grants. Annual grants of equity awards are typically approved by the compensation committee during the first half of each year. While we intend that the majority of stock awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee. We do not have any stock ownership requirements for our named executive officers.

The compensation committee determines each executive officer’s annual equity grant taking into account a competitive market analysis prepared by our independent compensation consultant with market data for each role, the recommendations of our Chief Executive Officer based on his evaluation of their individual performance (except with respect to his own performance), the extent to which the executive officer is currently vested in his or her stock awards, scope and criticality of the executive’s role and parity in targets among executives.

Equity awards are granted using a mix of different equity instruments. Stock options can be an important vehicle for tying executive pay to performance, because they deliver future value only if the value of our common stock increases above the exercise price. RSU awards are granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool. PSU awards are granted to NEOs to incentivize them to achieve our corporate performance goals and long-term stock price appreciation, and generally vest upon achievement of the specified milestone(s) and completion of the applicable service-based requirement. The exercise price of each stock option grant is the fair market value of our common stock on the grant date. Stock option awards generally vest over a four-year period as follows: 25% of the option vests on the first anniversary of the date of the vesting commencement date and the remainder of the option vests in equal monthly installments over the remaining 36 months thereafter. RSU awards generally vest in three equal annual installments. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

Stock Options Granted in 2025

In February 2025, Ms. Curran was awarded an annual grant of stock options under our 2019 Plan of 342,500 stock options. These options were scheduled to vest with respect to 25% of the shares of common stock underlying the option on February 27, 2026, and with respect to the remaining shares in equal monthly installments over the following three years, subject to continued service on the applicable vesting date. For information about the treatment of such stock options in connection with Ms. Curran’s termination of employment, please see “Employment Letters with our Named Executive Officers – Separation Agreement with Ms. Curran” below.

In February 2025, Dr. Nabulsi was awarded an annual grant of stock options under our 2019 Plan of 55,000 stock options. These options were scheduled to vest with respect to 25% of the shares of common stock underlying the option on February 27, 2026, and with respect to the remaining shares in equal monthly installments over the following three years, subject to continued service on the applicable vesting date. For information about the treatment of such stock options in connection with Dr. Nabulsi’s termination of employment and provision of consulting services please see “Employment Letters with our Named Executive Officers – Separation Agreement and Consulting Agreement with Dr. Nabulsi” below.

In April 2025, upon joining the Company, Mr. Basta was awarded a grant of 1,085,000 stock options. These options will vest with respect to 25% of the shares of common stock underlying the option on April 3, 2026, and with respect to the remaining shares in equal monthly installments over the following three years, subject to continued service on the applicable vesting date. The stock options awarded to Mr. Basta were granted under our 2025 Inducement Plan.

In June 2025, upon joining the Company, Ms. Cook was awarded a grant of 210,000 stock options. These options will vest with respect to 25% of the shares of common stock underlying the option on June 23, 2026, and with respect to the remaining shares in equal monthly installments over the following three years, subject to continued service on the applicable vesting date. The stock options awarded to Ms. Cook were granted under our 2025 Inducement Plan.

In October 2025, upon joining the Company, Mr. Narula was awarded a grant of 200,000 stock options. These options will vest with respect to 25% of the shares of common stock underlying the option on October 6, 2026, and with respect to the remaining shares in equal monthly installments over the following three years, subject to continued service on the applicable vesting date. The stock options awarded to Mr. Narula were granted under our 2019 Plan.

RSUs Granted in 2025

In February 2025, Dr. Nabulsi was also awarded an annual grant of 79,200 RSUs under our 2019 Plan. These RSUs were scheduled to vest in three substantially equal installments on each of the first three anniversaries of February 27, 2025, subject to continued service on the applicable vesting date. For information about the treatment of such RSUs in connection with Dr. Nabulsi’s termination of employment and provision of consulting services please see “Employment Letters with our Named Executive Officers – Separation Agreement and Consulting Agreement with Dr. Nabulsi” below.

In October 2025, upon joining the Company, Mr. Narula was also awarded a grant of 144,000 RSUs. These RSUs will vest in three substantially equal installments on each of the first three anniversaries of October 6, 2025, subject to continued service on the applicable vesting date. The RSUs awarded to Mr. Narula were granted under our 2019 Plan.

PSUs Granted in 2025

Financial Performance PSUs. In February 2025, Ms. Curran and Dr. Nabulsi were awarded 246,600 PSUs and 39,600 PSUs, respectively, representing the target number of PSUs. In April 2025, upon joining the Company, Mr. Basta was awarded a grant of 180,000 PSUs, representing the target number of PSUs. In June 2025, upon joining the Company, Ms. Cook was awarded a grant of 50,400 PSUs, representing the target number of PSUs. The PSUs awarded to Mr. Basta and Ms. Cook were granted under our 2025 Inducement Plan. Such PSUs were granted under our 2019 Plan and were forfeited in connection with Ms. Curran’s and Dr. Nabulsi’s separation from the Company.

The financial performance PSUs granted to the NEOs are subject to both service-based and performance-based vesting to be measured over three annual performance periods for the 2025, 2026 and 2027 calendar years. Any PSUs for which the performance criteria are satisfied for any annual performance period were originally scheduled to vest on the date the compensation committee certifies performance (the “final certification date”) after the end of the 2027 calendar year. The number of shares that may be earned under the PSUs may vary from 0% to 200% of the target PSUs awarded. The extent to which PSUs are eligible to vest is determined based on the performance level achieved, with award levels interpolated on a straight-line basis for achievement between threshold, target and maximum performance goals. Performance below the threshold performance goal results in no PSUs being eligible to vest.

Under the original terms of these awards, the performance metric was to be annual revenue, with the threshold, target and maximum revenue objectives for each fiscal year to be established at the beginning of each annual performance period. In June 2025, following changes in executive leadership and our strategy shift to streamline operations and sharpen focus on our core growth drivers, the compensation committee reviewed and revised the corporate performance goals under the Company’s 2025 annual bonus program to better align executive cash incentive opportunities with the Company’s updated operating plan and financial objectives as approved by the board of directors. Accordingly, the compensation committee established revenue and AIP operating expense goals for the portion of the PSUs eligible to vest based on 2025 performance that aligned with those established at that time for the 2025 bonus program, as described above. For 2026, the compensation committee has again selected revenue and AIP operating expenses for fiscal year 2026 as the performance metrics under the PSUs for the 2026 performance period. The performance metrics to be used to determine the vesting of the PSUs for the 2027 performance period are expected to be determined by the compensation committee at the beginning of 2027.

Upon the occurrence of a change in control (as defined in the 2019 Plan) prior to the final certification date, with respect to each annual performance period that is in-process or has not yet commenced, one-third of the target number of PSUs will vest, and with respect to an annual performance period that has completed, the number of PSUs earned based on actual performance will vest, in each case, on February 15, 2028, to the extent not previously vested, subject to continued service through such date. If an executive’s employment is terminated without cause or for good reason, or due to death or disability after a change in control and prior to February 15, 2028, the executive shall receive the number of PSUs earned as described above. Additionally, if an executive’s employment is terminated due to death or disability prior to a change in control, the PSUs will be eligible for accelerated vesting in the number of PSUs described above.

The compensation committee determined that the PSUs granted to Mr. Basta and Ms. Cook that were eligible to vest based on 2025 revenue and AIP operating expense performance vested at 124% performance, which was the same level of achievement for annual bonus plan purposes. The compensation committee determined to vest the resulting PSUs in connection with the completion of the 2025 performance period, but imposed a holding period requirement pursuant to which Mr. Basta and Ms. Cook have agreed not to sell, transfer or otherwise dispose of the after-tax portion of any shares subject to such PSUs until February 28, 2028 (i.e., the originally scheduled service-based vesting date) (or, if earlier, the occurrence of a change in control or his or her termination of service).

Stock Price Hurdle PSUs. Additionally, in April 2025, in connection with his commencement of employment, Mr. Basta was awarded a grant of 360,000 PSUs, which are subject to performance-based vesting with performance tied 100% to stock price hurdles, and were originally subject to service-based vesting, which was later amended to become a holding period requirement, as follows:

Achievement Level	Performance Period	Stock-Price Goal	Holding Requirement/Original Minimum Service-Based Vesting Date	Approximate Stock-Price Goal Percentage Increase Versus Stock-Price on the Date of Grant
Threshold	January 1, 2025 - December 31, 2027	25% of PSUs earned at $10 per share	April 3, 2026	100%

Target	January 1, 2025 - December 31, 2028	25% of PSUs earned at $15 per share	December 3, 2026	200%

Maximum	January 1, 2025 - December 31, 2028	50% of PSUs earned at $20 per share	December 3, 2027	300%

A stock price hurdle is deemed achieved upon the weighted-average price of our common stock for any five consecutive calendar days during the applicable performance period equaling or exceeding the applicable stock price hurdle.

In September 2025, the compensation committee confirmed that the $10 per share stock price hurdle had been achieved and determined to vest the corresponding PSUs effective September 23, 2025. The compensation committee also amended the service-based vesting requirement for the stock-price hurdle PSUs in favor of a holding period requirement. Under the holding period requirement, Mr. Basta agreed that he will not sell, transfer or otherwise dispose of the after-tax portion of any shares subject to the award until the dates set forth in the table above, which dates correspond to the originally scheduled service-based vesting dates applicable to the award (or, if earlier, the occurrence of a change in control or his termination of service). The second stock price hurdle of $15 per share was achieved in November 2025, and the corresponding PSUs vested on such date, subject to the holding period requirement.

Upon the occurrence of a change in control (as defined in the 2019 Plan) prior to the achievement of any stock price goal, and for which the performance period has not ended, the price per share paid by the acquiror in connection with such change in control will be the share price for determining whether such stock price goals have been achieved and any holding period requirement shall lapse. If the change in control price is between two stock price goals, the number of PSUs that vest will be the number of PSUs that vest based on the greater stock price goal and shall be determined by linear interpolation between the two stock price goals. The stock options and PSUs awarded to Mr. Basta were granted under our 2025 Inducement Plan.

For a description of the accelerated vesting applicable to our named executive officers’ stock awards pursuant to their employment letters, see “Employment Letters with Our Named Executive Officers” below.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability, accidental death and dismemberment insurance plans, and 401(k) plan, in each case on generally the same basis as all of our other employees. We also pay a portion of the premiums for term life insurance and disability insurance for all of our employees, including our named executive officers. Our board of directors may elect to adopt additional benefit plans, qualified or non-qualified, in the future if it determines that doing so is in our best interests. We generally do not provide other perquisites or personal benefits to our named executive officers.

401(k) Plan

We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, which our US-based named executive officers are eligible to participate in on the same basis as our other employees. The 401(k) plan allows us to make discretionary matching contributions. In July 2025, our board of directors approved a discretionary match for the first half of 2025, which was equal to 75% of each employee’s contribution from January 1, 2025, through June 30, 2025, up to the IRS maximum contribution amount of $23,500. In January 2026, our board of directors approved a discretionary match for the second half of 2025, which was equal to 75% of each employee’s annual contribution, up to the IRS maximum contribution amount of $23,500, less the matching contribution made for the first half of 2025. Each 2025 match under our 401(k) plan was made in the form of fully vested shares of our common stock.

Employment Letters with our Named Executive Officers

We have entered into employment letters with each of our named executive officers, as described below. Each of our named executive officer's employment is “at will” and may be terminated at any time, subject to our contractual obligations to them as described below.

Employment Letter with Mr. Basta

In connection with his appointment as Chief Executive Officer and President, Mr. Basta entered into an employment letter agreement with the Company, setting forth the terms of his employment. The employment letter agreement for Mr. Basta provides for his annual base salary and target bonus. Additionally, under the employment letter agreement, Mr. Basta is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Mr. Basta’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Mr. Basta will be entitled to certain severance benefits under his employment letter agreement, subject to his execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us. Mr. Basta’s employment letter agreement provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of the change in control period, Mr. Basta will be entitled to: (1) continuation of his base salary for 15 months (such applicable period, the “severance period”), (2) a lump sum equal to his target bonus for the year during which such termination occurs, (3) any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (4) payment of the COBRA premiums for him and his eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of his eligibility for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, (5) accelerated vesting of such portion of the stock options granted to him in connection with his commencement of employment as would have otherwise vested during the 15 months following his termination, and (6) an extension of the post-termination exercise period of the stock options granted to him in connection with his commencement of employment through the date that is 15 months following his termination.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or within 24 months after a change in control (such period, the “change in control period”), Mr. Basta will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 15 months to 24 months, (2) Mr. Basta will be entitled to a lump sum payment equal to 2 times his target bonus for the year during which such termination occurs, (3) Mr. Basta will be entitled to receive any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (4) all unvested and outstanding time-based equity awards will become fully vested on the later of the date his release of claims becomes effective or the date of the change in control. In addition, upon a termination by reason of death or disability, all time-based unvested and outstanding equity awards will become fully vested on the date of termination. All equity awards subject to performance-based vesting conditions will be governed by the terms of the applicable award agreement and equity plan under which such awards were granted.

To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Basta than receiving the full amount of such payments.

Employment Letter with Mr. Narula

In connection with his appointment as Chief Financial and Business Officer, Mr. Narula entered into an employment agreement with the Company, setting forth the terms of his employment. The employment letter agreement for Mr. Narula provides for his annual base salary and target bonus. Additionally, under the employment letter agreement, Mr. Narula is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Mr. Narula’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Mr. Narula will be entitled to certain severance benefits under his employment letter, subject to his execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us. Mr. Narula’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of the change in control period, Mr. Narula will be entitled to: (1) continuation of his base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to his target bonus for the year during which such termination occurs, prorated for the portion of the year that has elapsed prior to the date of termination, (3) any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, (4) payment of the COBRA premiums for him and his eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of his eligibility for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (5) the accelerated vesting of such portion of his unvested and outstanding time-based equity awards as would have otherwise vested during the 9 months following his termination.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or within 24 months after a change in control (such period, the “change in control period”), Mr. Narula will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 18 months, (2) Mr. Narula will be entitled to a lump sum payment equal to 1.5 times his target bonus for the year during which such termination occurs, (3) Mr. Narula will be entitled to receive any unpaid annual bonus for the calendar year prior to the year in which his termination occurs, to the extent he is entitled to such bonus and if such bonus has not already been paid, and (4) all unvested and outstanding time-based equity awards will become fully vested on the later of the date his release of claims becomes effective or the date of the change in control. All equity awards subject to performance-based vesting conditions will be governed by the terms of the applicable award agreement and equity plan under which such awards were granted.

All of Mr. Narula’s unvested and outstanding time-based equity awards will also become fully vested in the event of his death or his termination due to disability.

To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Mr. Narula than receiving the full amount of such payments.

Employment Letter with Ms. Cook

In connection with her appointment as Chief Legal Officer, Ms. Cook entered into an employment agreement with the Company, setting forth the terms of her employment. The employment letter agreement for Ms. Cook provides for her annual base salary and target bonus. Additionally, under the employment letter agreement, Ms. Cook is eligible to participate in all employee benefit plans and programs generally available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies.

Regardless of the manner in which Ms. Cook’s employment terminates, she will be entitled to receive amounts previously earned during her term of employment, including unpaid salary and accrued but unused vacation. In addition, Ms. Cook will be entitled to certain severance benefits under her employment letter, subject to her execution of a release of claims, returning of all company property, compliance with post-termination obligations and resignation from positions with us. Ms. Cook’s employment letter provides for severance benefits for certain terminations that arise during and outside a change in control period (as defined below). Upon a termination without cause or resignation for good reason outside of the change in control period, Ms. Cook will be entitled to: (1) continuation of her base salary for 9 months (such applicable period, the “severance period”), (2) a lump sum equal to her target bonus for the year during which such termination occurs, prorated for the portion of the year that has elapsed prior to the date of termination, (3) any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, (4)

payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of her eligibility for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment, and (5) the accelerated vesting of such portion of her unvested and outstanding time-based equity awards as would have otherwise vested during the 9 months following her termination.

Upon a termination without cause or resignation for good reason that occurs during the period that is three months prior to or within 24 months after a change in control (such period, the “change in control period”), Ms. Cook will be entitled to all of the same severance benefits described above, except (1) the severance period is increased from 9 months to 18 months, (2) Ms. Cook will be entitled to a lump sum payment equal to 1.5 times her target bonus for the year during which such termination occurs, (3) Ms. Cook will be entitled to receive any unpaid annual bonus for the calendar year prior to the year in which her termination occurs, to the extent she is entitled to such bonus and if such bonus has not already been paid, and (4) all unvested and outstanding time-based equity awards will become fully vested on the later of the date her release of claims becomes effective or the date of the change in control. All equity awards subject to performance-based vesting conditions will be governed by the terms of the applicable award agreement and equity plan under which such awards were granted.

All of Ms. Cook’s unvested and outstanding time-based equity awards will also become fully vested in the event of her death or her termination due to disability.

To the extent that any payment or benefit received in connection with a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Ms. Cook than receiving the full amount of such payments.

Separation Agreement with Ms. Curran

In connection with Ms. Curran’s termination without cause by us, we entered into a separation agreement wherein Ms. Curran received the following severance benefits: (1) continuation of her base salary through June 30, 2026 (such applicable period, the “severance period”), (2) a lump sum equal to her target bonus for 2025, (3) payment of the COBRA premiums for her and her eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of her eligibility for continuation coverage under COBRA, or (c) the date she becomes eligible for health insurance coverage in connection with her new employment, (4) accelerated vesting of such portion of the time-based awards granted to her as would have otherwise vested on or prior to June 30, 2026 (and full vesting of her restricted stock units otherwise scheduled to vest on or prior to July 14, 2026), and (5) an extension of the post-termination exercise period of her vested stock options through June 30, 2026. The separation agreement included a release of claims in favor of us and the severance benefits are subject to her continued compliance with post-termination restrictive covenants.

Separation Agreement and Consulting Agreement with Dr. Nabulsi

In connection with Dr. Nabulsi’s termination without cause by us, we entered into a separation agreement and a consulting agreement wherein Dr. Nabulsi received the following severance benefits: (1) continuation of his base salary through February 15, 2026 (such applicable period, the “severance period”), (2) a lump sum equal to his pro-rated target bonus for 2025, (3) payment of the COBRA premiums for him and his eligible dependents until the earliest of (a) the end of the severance period, (b) expiration of his eligibility for continuation coverage under COBRA, or (c) the date he becomes eligible for health insurance coverage in connection with his new employment, and (4) continued vesting of any outstanding time-based awards and RSUs granted to him during the term of the consulting agreement which is set to expire on May 16, 2027. Under the consulting agreement, Dr. Nabulsi also receives an hourly fee of $400 per hour for any hours worked in excess of 120 hours during the initial one-year term, and any extended term (if applicable).

If the consulting agreement is terminated by us without cause, by Dr. Nabulsi due to a material breach of the agreement, or upon Dr. Nabulsi’s death or disability, each equity award that is then held by Dr. Nabulsi will vest as to the number of shares subject to such equity award would have vested on or before May 16, 2027. Additionally, Dr. Nabulsi will have until three months after May 16, 2027 to exercise any vested stock options. If a change in control (as defined in the 2019 Plan) occurs prior to the expiration date of the consulting agreement, then each equity award that is then held by Dr. Nabulsi will vest as to the number of shares subject to such equity award that would have vested on or before May 16, 2027. The consulting agreement also contains a one-year post-termination non-solicitation provision and a perpetual non-disparagement covenant.

The separation agreement included a release of claims in favor of us and the severance benefits are subject to his continued compliance with post-termination restrictive covenants.

Prohibition on Certain Transactions in Company Securities

We have adopted a formal policy against insider trading which provides guidelines to all of our directors, officers, employees, and consultants with respect to trading in our securities, as well as the securities of publicly traded companies with whom we have a business relationship. This policy has been designed to prevent insider trading or even allegations of insider trading. Our insider trading policy prohibits officers, directors and employees, and entities controlled by such individuals and members of their households, from making short sales in our equity securities, transacting in puts, calls or other derivative securities involving our equity securities, on an exchange or in any other organized market, engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, purchasing our securities on margin or pledging our securities as collateral for a loan.

A copy of our insider trading policy is filed as an exhibit to our most recently filed Annual Report on Form 10-K. It is our policy to comply with U.S. insider trading laws and regulations, including with respect to transactions in our own securities.

Clawback Policy

We have adopted a clawback policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, as required by SEC rules and Nasdaq Listing Standards implemented pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. Under our clawback policy, in the event that we are required to prepare an accounting restatement for periods ending on or after October 2, 2023, we will attempt to recover from our current or former executive officers the pre-tax amount of any erroneously awarded incentive compensation. For purposes of the clawback policy, incentive compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of any measures determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measures that are derived wholly or in part from such measures including GAAP, IFRS and non-GAAP/IFRS financial measures, as well as stock or share price and total equityholder return.

Equity Grant Practices

The compensation committee’s practice is to not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. The compensation committee has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for grants to named executive officers in 2025.

The following table sets forth information regarding options grants made to the named executive officers during fiscal year 2025 within the period commencing four business days prior to or the one business day following the filing by the Company of a Form 10-K, 10-Q or a Form 8-K that discloses material non-public information as required under Item 4.02(x) of Regulation S-K. As noted below, the stock options granted to Messrs. Basta and Narula were granted in connection with their commencement of employment in 2025 and such stock options were granted on or around the filing of the Form 8-K announcing the respective executive’s commencement of employment, which was the trigger for the obligation to provide the disclosure below.

Name and Principal Position (as of December 31, 2025)	Grant Date	Number of Securities Underlying the Award		Exercise Price of the Award ($/sh)	Grant Date Fair Value of the Award (1)

Percentage Increase (Decrease) in the Closing Market Price of the Securities Underlying the Award between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information

Steven Basta	4/3/2025	1,085,000	(2)	5.01	3,983,144	(18.3%)
President and Chief Executive Officer

Sanjeev Narula	10/6/2025	200,000	(3)	11.61	1,726,000	(4.9%)
Chief Financial and Business Officer

Anne Marie Cook	—	—		—	—	—
Chief Legal Officer and Secretary

Terrie Curran	—	—		—	—	—
Former President and Chief Executive Officer

Azmi Nabulsi, M.D., M.P.H.	—	—		—	—	—
Former Chief Operating Officer

(1)
The amounts are valued based on the aggregate grant date fair value of the option awards granted on the applicable date in accordance with ASC 718. See Note 7 to our financial statements in our 2025 Form 10‑K for a discussion of the relevant assumptions used in determining the grant date fair value pursuant to ASC 718.
(2)
Represents stock options granted in connection with Mr. Basta’s commencement of employment that will vest with respect to 25% of the shares of common stock underlying the option on April 3, 2026, and with respect to the remaining shares in equal monthly installments over the following three years, subject to continued service on the applicable vesting date. Mr. Basta’s stock options were granted on the same filing date of the filing of the Form 8-K announcing Mr. Basta’s commencement of employment as our President and Chief Executive Officer.
(3)
Represents stock options granted in connection with Mr. Narula’s commencement of employment that will vest with respect to 25% of the shares of common stock underlying the option on October 6, 2026, and with respect to the remaining shares in equal monthly installments over the following three years, subject to continued service on the applicable vesting date. Mr. Narula’s stock options were granted two business days after the filing of the Form 8-K announcing Mr. Narula’s commencement of employment as our Chief Financial and Business Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards granted to our named executive officers that remained outstanding as of December 31, 2025.

		Option Awards (1)				Stock Awards			Equity Incentive Plan Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Steven Basta	4/3/2025	—	1,085,000	5.01	4/2/2035	—		—	—		—
	4/3/2025	—	—	—	—	—		—	180,000	(5)	2,986,200
	4/3/2025	—	—	—	—	—		—	132,362	(6)	2,195,886
Sanjeev Narula	10/6/2025	—	200,000	11.61	10/5/2035	144,000	(2)	2,388,960	—		—
Anne Marie Cook	6/23/2025	—	210,000	9.47	6/22/2035	—		—	37,061	(6)	614,842
Terrie Curran	8/28/2019	855,687	—	6.95	6/30/2026	—		—	—		—
	1/19/2022	206,250	—	15.21	6/30/2026	—		—	—		—
	1/19/2023	138,802	—	8.35	6/30/2026	—		—	—		—
	1/18/2024	286,979	—	7.60	6/30/2026	—		—	—		—
	2/27/2025	114,166	—	5.76	6/30/2026	—		—	—		—
Azmi Nabulsi, M.D., M.P.H.	1/19/2022	95,468	2,032	15.21	1/18/2032	—		—	—		—
	1/19/2023	54,687	20,313	8.35	1/18/2033	15,000	(2)	248,850	—		—
	7/14/2023	—	—	—	—	36,667	(4)	608,306	—		—
	1/18/2024	62,291	67,709	7.60	1/17/2034	—		—	—		—
	5/31/2024	—	—	—	—	2,500	(2)	41,475	—		—
	2/27/2025	—	55,000	5.76	2/26/2035	79,200	(2)	1,313,928	—		—

(1)
The stock options vest over a period of four years from the date of grant, with 25% vesting on the first anniversary of the grant date and the remainder vesting in 36 equal monthly installments thereafter, subject to the executive's continuous service through each vesting date. The stock options have a term of ten years from the date of grant. The stock options will be subject to accelerated vesting pursuant to the employment letters with our named executive officers and the equity plans pursuant to which such stock options were granted, as described elsewhere in this “Executive Compensation and Other Information” section.
(2)
Represents RSUs that vest in three equal installments on each of the first three anniversaries of the grant date (or for the RSUs granted on May 31, 2024, on the first three anniversaries of December 18, 2023), subject to executive’s continued employment or service on the applicable vesting date. Each RSU represents a contingent right to receive one share of our common stock upon vesting of the underlying RSU. The RSUs will be subject to accelerated vesting pursuant to the employment letters with our named executive officers and the equity plans pursuant to which such RSUs were granted, as described elsewhere in this “Executive Compensation and Other Information” section. With respect to Dr. Nabulsi, the RSUs are subject to the provisions of Dr. Nabulsi’s separation and consulting agreement as described further under “Employment Letters with our Named Executive Officers – Separation Agreement and Consulting Agreement with Dr. Nabulsi” above.
(3)
The market value was computed using $16.59 per share, which was the closing price per share of our common stock on December 31, 2025.
(4)
Represents RSUs granted upon completion of our one-time option exchange on July 14, 2023 (the “Option Exchange”). Pursuant to the Option Exchange, eligible employees (including our named executive officers) were able to exchange outstanding stock options for a lesser amount of new RSUs. Employees who elected to participate in the Option Exchange received one RSU for every two shares of our common stock underlying the eligible options surrendered on a grant-by-grant basis. The Option Exchange expired on July 14, 2023, and all surrendered options were cancelled effective as of the completion date of the Option Exchange, and in exchange for those options, we issued new RSUs under the 2019 Plan. All of the existing stock options that were surrendered had exercise prices significantly above the then recent trading prices of our common stock. The new RSUs vest in three equal installments on each of the first three anniversaries of July 14, 2023, subject to the holder’s continuous service through the applicable vesting date.
(5)
Represent PSU awards which are eligible to vest upon achievement of a stock price hurdle ($20.00), subject to continued service through the date of achievement of such stock price hurdle. The PSUs will be subject to accelerated vesting pursuant to the employment letter with Mr. Basta and the equity plan pursuant to which such PSUs were granted, as described elsewhere in this “Executive Compensation and Other Information” section.

(6)
Represents PSU awards that are eligible to vest upon the achievement of financial performance metrics during 2025, 2026 and 2027. With respect to the portion of the PSUs tied to 2025 performance, includes the remaining 10% of such PSUs at 124% achievement that vested in February 2026 upon certification of the financial results for 2025. The portion of the PSUs eligible to vest based on 2026 and 2027 performance are reflected assuming target performance. The PSUs can vest at up to 200% of target at maximum performance. The PSUs will be subject to accelerated vesting pursuant to the employment letters with our named executive officers and the equity plan pursuant to which such PSUs were granted, as described elsewhere in this “Executive Compensation and Other Information” section.

Pay Versus Performance

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2025, 2024 and 2023, as applicable, and our financial performance for each such fiscal year:

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO Terrie Curran ($)	Compensation Actually Paid to PEO Terrie Curran ($)(1)(2)	Summary Compensation Table Total for PEO Steven Basta ($)	Compensation Actually Paid to PEO Steven Basta ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Stockholder Return ($)	Net Income (Loss) (in thousands) ($)
2025	4,936,791	(356,107)	6,968,070	24,383,100	2,810,759	4,820,315	147.86	(221.25)
2024	3,564,883	3,759,207	—	—	1,495,377	1,541,071	72.37	(334.33)
2023	3,411,022	2,460,949	—	—	1,954,853	1,528,386	81.37	(201.59)

(1)
Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below). Mr. Basta and Ms. Curran were our PEOs for 2025. Ms. Curran was our PEO in both 2024 and 2023. Mr. Narula, Ms. Cook and Dr. Nabulsi were our Non-PEO NEOs for 2025. Dr. Nabulsi and Molly Henderson were our Non-PEO NEOs for both 2024 and 2023.
(2)
The amounts reported in the “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” columns do not reflect the actual compensation paid to or realized by our PEO or our non-PEO NEOs during each applicable year. The calculation of compensation actually paid for purposes of this table includes point-in-time fair values of stock awards and these values will fluctuate based on our stock price, various accounting valuation assumptions and projected performance related to our performance awards. See the Summary Compensation Table for certain other compensation of our PEO and our non-PEO NEOs for each applicable fiscal year.

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2025			2024		2023
Adjustments	PEO Terrie Curran ($)	PEO Steven Basta ($)	Average Non-PEO NEOs ($)	PEO Terrie Curran ($)	Average Non-PEO NEOs ($)	PEO Terrie Curran ($)	Average Non-PEO NEOs ($)
Total Compensation for Covered Fiscal Year from Summary Compensation Table	4,936,791	6,968,070	2,810,759	3,564,883	1,495,377	3,411,022	1,954,853
Deduct Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,918,685)	(5,969,744)	(1,946,002)	(2,471,283)	(720,988)	(2,188,495)	(1,121,523)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards in Fiscal Year	—	20,164,770	3,468,238	2,753,640	765,242	1,881,766	866,831
Add Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards in Prior Fiscal Years	—	—	373,351	(289,758)	(112,153)	(600,962)	(193,847)
Add Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	95,777	3,220,004	88,934	—	19,975	216,225	216,225
Add Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(2,249,155)	—	25,035	201,725	93,618	(258,607)	(194,153)
Deduct Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(1,220,835)	—	—	—	—	—	—
Total Compensation Actually Paid	(356,107)	24,383,100	4,820,315	3,759,207	1,541,071	2,460,949	1,528,386

Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for PSU awards, based on financial performance metrics, the closing price per share on the applicable year-end date(s) or the closing price per share on the applicable vesting date(s) and for PSU awards, based on market conditions, the fair value per share determined using a Monte Carlo simulation model; and (iii) for stock options, the Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award in the case of underwater stock options and, in the case of in the money options, an expected life equal to the original ratio of expected life relative to the ten year contractual life multiplied times the remaining life as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our 2025 Form 10-K for the fiscal year ended December 31, 2025 and prior fiscal years.

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEOs and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR and (ii) our Net Income (Loss), in each case, for the fiscal years ended December 31, 2025, 2024 and 2023. TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2025.

	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average per share exercise price of outstanding options, warrants and rights	(C) Number of Securities remaining available under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders:
2019 Equity Incentive Plan	1,073,120	$7.96	—
2019 Incentive Award Plan	6,996,138	$8.91	1,617,376
2019 Employee Stock Purchase Plan	—	—	1,357,508	(1)
Total equity compensation plans approved by stockholders	8,069,258	$8.78	2,974,884
Equity compensation plans not approved by stockholders:
2025 Inducement Plan(2)	1,374,365	$5.60	417,734
Total	9,443,623	$8.32	3,392,618

(1)
With respect to the 2019 Employee Stock Purchase Plan, includes 1,357,508 shares available for issuance under such plan as of December 31, 2025 (of which all 1,357,508 shares were eligible for issuance pursuant to the offering period in effect on such date).
(2)
The 2025 Inducement Plan was adopted by the Board in March 2025 without shareholder approval pursuant to the Nasdaq listing rules. The 2025 Inducement Plan provides for the grant of equity-based awards, including non-statutory stock options, RSUs, restricted stock, stock appreciation rights, performance shares and PSUs, and its terms are substantially similar to the Company’s 2019 Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception or to comply with the Nasdaq acquisition and merger exception. In accordance with Nasdaq listing rules, awards under the 2025 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. The Board reserved 2,500,000 shares for issuance pursuant to awards granted under the 2025 Inducement Plan. During the year ended December 31, 2025, the Company granted 2,082,266 stock options, RSUs and PSUs under the 2025 Inducement Plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of 10% or more of our common shares to file reports with the SEC. We assist our directors and officers by monitoring transactions and completing and filing these reports on their behalf. Based on our records and other information, we believe that all reports that were required to be filed under Section 16(a) during 2025, were timely filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2025 to which we were a party or will be a party, in which:

•
the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

PCI Pharma Services

Frazier is a principal stockholder in PCI Pharma Services, or PCI. In the third quarter of 2019, the Company engaged PCI for clinical manufacturing services. As of December 31, 2025 and 2024, the Company had $0.3 million in outstanding accounts payable and accrued expenses related to these manufacturing services. For the years ended December 31, 2025 and 2024, the Company incurred $0.5 million and $0.8 million, respectively, of expenses related to services performed by PCI.

Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts, incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2027, including nominations of any person for election to our board of directors, must be received by us no later than December 8, 2026, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2026 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2026 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2027 annual meeting of stockholders, such a proposal must be received by us no earlier than January 19, 2027, and no later than February 18, 2027. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2027, which is 60 days prior to the one-year anniversary of the date of the 2026 annual meeting. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2026 annual meeting of stockholders.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our 2025 Form 10-K for the year ended December 31, 2025, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932, Attention: Corporate Secretary. To ensure timely delivery, please make any requests for documents by May 4, 2026. The Company makes available free of charge on its website all of its filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.phathompharma.com in the “Investors & Media” section. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more stockholders reside. Each stockholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to Phathom Pharmaceuticals, Inc., 100 Campus Drive, Suite 102, Florham Park, NJ 07932 Attention: Corporate Secretary or by calling (877) 742-8466. We will promptly send additional copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials can request delivery of a single copy of the proxy statement or annual report or Notice of Internet Availability of Proxy Materials by contacting their broker, bank or other intermediary or sending a written request to Phathom Pharmaceuticals, Inc. at the address above or by calling (877) 742-8466. To ensure timely delivery, please make any requests for documents by May 4, 2026.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to vote via the Internet, by telephone or to complete, sign and return a completed proxy card as soon as possible.

By Order of the Board of Directors,

/s/ Steven Basta
Steven Basta
President, Chief Executive Officer and Director

Florham Park, New Jersey

April 7, 2026

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PHAT2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PHATHOM PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR each of the following director nominees: 1. To elect three class I directors to hold office until the 2029 Annual Meeting of Stockholders. Nominees: Withhold For Steven Basta Theodore R. Schroeder Mark Stenhouse The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve the compensation of the named executive officers on a non-binding advisory basis ("say-on-pay"). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.PHATHOM PHARMACEUTICALS, INC.Annual Meeting of Stockholders May 19, 2026 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Steven Basta, Sanjeev Narula and Anne Marie Cook, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PHATHOM PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EDT on May 19, 2026, via live webcast by visitingwww.virtualshareholdermeeting.com/PHAT2026 and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side